UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NextPlat Corp
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NextPlat Corp

400 Ansin Blvd. Suite A

Hallandale Beach, FL 33009

To the Stockholders of NextPlat Corp

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of NextPlat Corp (the “Company”). The Annual Meeting will be held virtually at 10:00 AM Eastern Daylight Time on June 24, 2026, or at such other time or such other date to which the meeting may be adjourned. The Annual Meeting will be a virtual meeting to be held as a listen-only conference call. There will not be a physical meeting location.

We have prepared a proxy statement with detailed information about the matters that will be covered at the Annual Meeting. We urge you to read the proxy statement carefully.

If you are a shareholder of record, you can participate and vote your shares in the Annual Meeting by visiting www.proxyvote.com and entering the 12-digit control number included on your Proxy Card.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the proxy materials. If you own your shares in this manner, you cannot vote at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to attend the virtual Annual Meeting, please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. Only shareholders who held shares at the close of business on the record date, April 27, 2026, may vote at the Annual Meeting. As an alternative to voting online during the Annual Meeting, you may vote in advance of the Annual Meeting, via the Internet, by telephone, or by signing, dating and returning the proxy card. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

We look forward to seeing you virtually on June 24, 2026.

Very truly yours,

NextPlat Corp

By:	/s/ David Phipps
David Phipps
Chief Executive Officer and President

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on June 24, 2026.

Electronic copies of the Notice of Annual Stockholder Meeting, our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) are available online at www.proxyvote.com.

NextPlat Corp

400 Ansin Blvd. Suite A

Hallandale Beach, FL 33009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 24, 2026

TO THE STOCKHOLDERS OF NEXTPLAT CORP:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of NextPlat Corp (the “Company”) will be held on June 24, 2026, at 10:00 AM Eastern Daylight Time. The Annual Meeting will be a virtual meeting to be held as a listen-only conference call by calling 1-888-700-7702 (toll free) or 1-929-566-8839 (international) or by internet at www.virtualshareholdermeeting.com/NXPL2026. There will not be a physical meeting location. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

At the Annual Meeting, the items of business to be voted on are:

1.

To elect six Board nominees to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company, or until such person’s successor is elected and qualified.

2.	To ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.
4.	To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1, Proposal 2 or Proposal 3.
5.	Such other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record of the Company at the close of business on April 27, 2026 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 400 Ansin Blvd., Suite A, Hallandale Beach, FL 33009 for a period of ten days prior to the Annual Meeting. The list will also be available during the virtual Annual Meeting for examination at www.virtualshareholdermeeting.com/NXPL2026. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

We have elected to distribute our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder, which will decrease our printing and distribution costs and allow for convenient access to and delivery of materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that was mailed to our stockholders on or about May 1, 2026.

Our proxy materials, including the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025, are available electronically at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. Please read the proxy statement and the instructions on the proxy card and then, whether or not you plan to attend the Annual Meeting, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet, or by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting at the Annual Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs. You may revoke your proxy at any time before the vote is taken.

By Order of the Board of Directors,

NEXTPLAT CORP

/s/ David Phipps
Hallandale Beach, Florida	David Phipps
April 30, 2026	Chief Executive Officer and President

i

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS	8

GOVERNANCE OF THE COMPANY	11

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	16

RELATED PARTY TRANSACTIONS	29

ii

NEXTPLAT CORP

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 24, 2026

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NextPlat Corp, a Nevada corporation (“NextPlat,” the “Company,” “we,” or “our”), for use at the Annual Meeting of the Company’s stockholders to be held on June 24, 2026, at 10:00 AM Eastern Daylight Time, and at any adjournments or postponements of the Annual Meeting. The Annual Meeting will be a virtual meeting to be held as a listen-only conference call by calling 1-888-700-7702 (toll free) or 1-929-566-8839 (international). There will not be a physical meeting location. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page fifteen (15) minutes prior to the start time of the meeting.

This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. We recommend that you submit your proxy even if you plan to attend the Annual Meeting. If you vote by proxy, you may change your vote by submitting a later dated proxy before the deadline or by voting electronically at the Annual Meeting.

On April 13, 2026, the Company effected a 1-for-10 reverse stock split (the “Reverse Stock Split”). Unless the context expressly indicates otherwise, all references in this proxy statement to share and per share amounts give effect to the Reverse Stock Split.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals at the Annual Meeting:

1.

To elect six Board nominees to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company, or until such person’s successor is elected and qualified.

2.	To ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.
4.	To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1, Proposal 2 or Proposal 3.
5.	Such other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

WHO MAY ATTEND THE ANNUAL MEETING AND HOW TO ATTEND?

Our Board has fixed the close of business on April 27, 2026, as the record date for a determination of stockholders of NextPlat common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof (the “Record Date”). Record holders and beneficial owners may attend the Annual Meeting (via phone call). Set forth below is a summary of the information you need to attend the virtual Annual Meeting:

●	Access an audio-only conference call by calling 1-888-700-7702 (toll free) or +1 929-566-8839 (International);
●	Instructions on how to attend and participate in the virtual Annual Meeting, including how to demonstrate proof of stock ownership, are also available as follows:

Stockholders of Record

●

Stockholders of record as of the Record Date can attend the Annual meeting by accessing the live audio conference call at +1 888-700-7702 (toll free) or 1-929-566-8839 (international) and presenting the unique 12-digit control number on the proxy card.

Beneficial Owners

●

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the proxy materials. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee.

HOW DO I PARTICIPATE IN AND VOTE AT THE ANNUAL MEETING?

If you were a shareholder of record at the close of business on the Record Date, you can participate and vote your shares in the Annual Meeting by visiting www.virtualshareholdermeeting.com/NXPL2026 and entering the 12-digit control number included on your Proxy Card.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the proxy materials. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

On the Record Date, we had 2,708,507 shares of issued and outstanding shares of NextPlat common stock entitled to vote at the Annual Meeting.

HOW DO I VOTE WITHOUT PARTICIPATING IN THE ANNUAL MEETING?

Shareholders of record may vote without participating in the Annual Meeting by any of the following means:

1.	By Internet. The website address for Internet voting is www.proxyvote.com.

2.	By Phone. Call 1-800-690-6903.

3.	By Mail. Mark, date, sign and mail promptly the enclosed Proxy Card (a self-addressed envelope is provided for your convenience for mailing in the United States).

If you vote by internet or phone, please do not mail your Proxy Card.

Because of possible delays with the mail, we recommend you use the Internet or Phone to vote. If you are a beneficial owner of shares held in street name, you can participate and vote at the meeting by obtaining a legal proxy from your nominee.

HOW DO I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

Notice of Annual Stockholder Meeting, our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) are available online at www.proxyvote.com.

WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL ANNUAL MEETING?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual Annual Meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page fifteen (15) minutes prior to the start time of the meeting.

HOW MANY VOTES DO I HAVE?

Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. Cumulative voting is not permitted.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present on June 24, 2026. The presence in person or by proxy of at least a majority of our common stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes are treated as shares present or represented at the meeting but are not counted as votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Whether you plan to attend the Annual Meeting or not, we urge you to submit your proxy even if you plan to attend the Annual Meeting. If you vote by proxy, you may change your vote by submitting a later dated proxy before the deadline or by voting electronically at the Annual Meeting.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

1.	“FOR” each of the six nominees for election to our Board of Directors.

2.	“FOR” the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the year ending December 31, 2026.

3.	“FOR” approval of the advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.

4.	“FOR” authorization of an adjournment of the Annual Meeting.

5.	In their discretion, upon such other matters as may property come before the meeting.

If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

IF MY SHARES ARE HELD IN “STREET NAME” BY A BROKER, BANK OR OTHER AGENT, WILL MY BROKER, BANK OR OTHER NOMINEE VOTE MY SHARES FOR ME?

If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to NextPlat or by voting in person (which would include presence at a virtual meeting) at the Annual Meeting unless you provide a “legal proxy”, which you must obtain from your broker, bank or other agent.

Under the rules of Nasdaq, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that Nasdaq determines to be “non-routine” without specific instructions from the beneficial owner. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.

2.

You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.

3.	You may vote in person (which would include presence at the virtual meeting) at the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors.

A plurality of the eligible votes cast is required to elect director nominees, and as such, the six nominees who receive the greatest number of “FOR” votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more “FOR” votes than any other nominee for the same director’s seat. Broker non-votes and abstentions will have no effect on this proposal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The approval of Proposal 2 requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.

Proposal 3: Approval of the advisory resolution approving the compensation of our named executive officers.

The approval of Proposal 3 requires the affirmative vote of at least a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.

Proposal 4: Authorization of an adjournment of the Annual Meeting.

The approval of Proposal 4 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.

Other Business That Is Properly Brought Before the Annual Meeting

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on routine matters. However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes”, properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal but will be counted in determining whether there is a quorum present.

ARE THERE ANY RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Nevada, our certificate of incorporation or our bylaws provide a right of a stockholder to obtain appraisal of or payment for such stockholder’s shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

We will pay for the entire cost of soliciting proxies. In addition to solicitation by mail, our directors, our executive officers and certain of our employees may, without additional compensation, solicit proxies by mail, in person, by telephone or other electronic means or by means of press release or other public statements.

We may also reimburse brokerage firms, banks and other agents for the cost of forwarding our proxy materials to beneficial owners.

WHERE ARE NEXTPLAT’S PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of NextPlat are located at 400 Ansin Blvd., Suite A, Hallandale Beach, FL 33309 and our telephone number is (305) 560-5381.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT NEXTPLAT?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including NextPlat, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 27, 2026, regarding beneficial ownership of our common stock by:

●	each of our directors;
●	each of our named executive officers;
●	all directors and executive officers as a group; and
●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Name and Address of Beneficial Owner (1)	Number of Shares (2)		Percent of Class (2)
Directors and Named Officers
Lauren Sturges Fernandez†	688,121	(3)	25.3%
Rodney Barreto†	355,775	(4)	12.5%
David Phipps†+	100,161	(5)	3.7%
Douglas Ellenoff†	94,050	(6)	3.4%
Anthony Armas†	11,331		*
Hector Delgado†	8,471	(7)	*
Robert Bedwell+	8,003	(8)	*
Amanda Ferrio+	3,750		*
Directors and current Executive Officers as a Group	1,269,662		46.1%

5% Stockholders (9)
Frost Gamma Investment Trust (10)	342,857		12.7%
Robert D. Keyser, Jr. (11)	254,790	(12)	8.8%

* Indicates beneficial ownership of less than 1% of the outstanding common stock

† Director

+ Executive Officer

(1)	Unless otherwise indicated in the footnotes, the address of the beneficial owners is c/o NextPlat Corp, 400 Ansin Blvd., Suite A, Hallandale Beach, FL 33009.

(2)

A person is deemed to be the beneficial owner of securities that can be acquired by him or her within 60 days from April 27, 2026 upon the exercise of options, warrants or other convertible securities. Percentage is based on 2,708,507 shares of common stock outstanding as of April 27, 2026.

(3)

Represents (i) 2,500 shares of NextPlat common stock, (ii) options to purchase 2,500 shares of NextPlat common stock that are currently exercisable, (iii) 456,685 shares of NextPlat common stock owned by Mrs. Fernandez’s spouse’s estate, which Mrs. Fernandez is the executor, which may be deemed to be beneficially owned by Mrs. Fernandez, (iv) options to purchase up to 57,868 shares of NextPlat common stock owned by Mrs. Fernandez’s spouse’s estate, which Mrs. Fernandez is the executor, which may be deemed to be beneficially owned by Mrs. Fernandez, and (v) warrants to purchase 168,571 shares of NextPlat common stock owned by Mrs. Fernandez’s spouse’s estate, which Mrs. Fernandez is the executor, which may be deemed to be beneficially owned by Mrs. Fernandez.

(4)

Represents (i) 228,509 shares of NextPlat common stock, (ii) options to purchase 18,695 shares of NextPlat common stock that are currently exercisable, and (iii) warrants to purchase 108,571 shares of NextPlat common stock that are currently exercisable. Includes shares of NextPlat common stock and warrants held indirectly through RLB Market Investments, LLC. Mr. Barreto is owner and manager of RLB Market Investments, LLC.

(5)	Represents (i) 67,179 shares of NextPlat common stock, (ii) options to purchase 30,133 shares of NextPlat common stock that are currently exercisable, and (iii) warrants to purchase 2,850 shares of NextPlat common stock that are currently exercisable.

(6)	Represents (i) 19,050 shares of NextPlat common stock and (ii) options to purchase 75,000 shares of NextPlat common stock that are currently exercisable.

(7)	Represents (i) 5,460 shares of NextPlat common stock and (ii) options to purchase 3,011 shares of NextPlat common stock that are currently exercisable.

(8)	Represents (i) 2,503 shares of NextPlat common stock and (ii) options to purchase 5,500 shares of NextPlat common stock that are currently exercisable.

(9)	Based on the contents of statements filed with the SEC by our stockholders, we do not believe that any stockholders other than Mrs. Fernandez, Messrs. Barreto, Frost, and Keyser are beneficial owners of more than five percent of our common stock.

(10)	The address of the beneficial owners is c/o Gamma Investment Trust, 4400 Biscayne Blvd, Suite 1500, Miami, Florida 33137.

(11)	The address of the beneficial owners is 1515 N. Federal Highway, #300, Boca Raton, Florida 33432.

(12)	Represents (i) 19,216 shares of NextPlat common stock held directly by Robert D. Keyser, Jr., (ii) 22,174 shares of NextPlat common stock held by Sixth Borough Capital Fund, LP, (iii) 15,000 shares of NextPlat common stock held by Ark Financial Services Inc, (iv) 6,525 shares of NextPlat common stock held by Auxol Capital, LLC, and (v) warrants to purchase 191,877 shares of NextPlat common stock that are currently exercisable.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers as of April 27, 2026. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position
David Phipps	60	Chief Executive Officer, President, and Director
Amanda Ferrio	38	Chief Financial Officer
Robert Bedwell	67	Chief Compliance Officer and Secretary
Rodney Barreto	68	Director
Douglas Ellenoff	66	Director
Hector Delgado	57	Director
Anthony Armas	35	Director
Lauren Sturges Fermandez	49	Director

Set forth below is biographical information about each of the individuals named in the tables above:

David Phipps, Chief Executive Officer, President, Director

Mr. Phipps serves as Chief Executive Officer of NextPlat Corp., President and Chief Executive Officer of Global Operations, and as a Director of the Company. Mr. Phipps has served as Chief Executive Officer of Global Operations for nearly five years and as a Director for more than eleven years. He has also served as Managing Director of the Company’s wholly owned UK subsidiary, Global Telesat Communications LTD (“GTC”), for approximately eighteen years. Mr. Phipps previously served as Chairman of the Board and as Chief Executive Officer of the Company for more than six years. Mr. Phipps is the founder of the Company’s two subsidiaries, UK-based Global Telesat Communications and U.S.-based Orbital Satcom Corp. Mr. Phipps has over 20 years of experience in the communications industry, during which time he has overseen acquisitions, mergers and capital raising activities. He also has more than 35 years of experience in investment management, finance, and operational roles at several private and public companies. We believe Mr. Phipps is well-qualified to serve in these roles based on his depth of knowledge and experience in the communications industry.

Amanda Ferrio, Chief Financial Officer

Ms. Ferrio has served as Chief Financial Officer of the Company since October 2025. Previously, Ms. Ferrio served as Vice President of Accounting & Finance at Progressive Care LLC (“Progressive Care”), a wholly-owned subsidiary of the Company. At Progressive Care, Ms. Ferrio oversaw aspects of the accounting department including financial reporting & analysis, budgeting & forecasting, and managed its SEC filings. Ms. Ferrio has over 15 years of accounting and finance experience at both Nasdaq-listed and private companies where she held multiple accounting and finance roles including serving as Controller at BBC International, LLC; Senior Manager, Financial Reporting & Compliance at Willis-Lease Finance Corporation (NASDAQ: WLFC); Senior Accountant, BioMatrix Specialty Pharmacy, and Senior Accountant at FedNat. Ms. Ferrio holds a Master of Science and a Bachelor of Science in Accounting. We believe Ms. Ferrio is well-qualified to serve as Chief Financial Officer of the Company based on her substantial experience in financial reporting, SEC compliance, and leadership across both public and private companies, as well as her strong background in accounting, budgeting, and financial management.

Robert Bedwell, Chief Compliance Officer and Secretary

Mr. Bedwell has served as Chief Compliance Officer of the Company since November 2022. Prior to joining the Company, Mr. Bedwell served as Director of Administrative Services at Progressive Care from October 2020 to the present, where he worked on contractual, legal, and compliance matters, and as their Controller from January 2017 until September 2020. From 2011 to 2016, Mr. Bedwell served as an Audit Partner or Director at several national and regional public accounting firms. Mr. Bedwell has also been a national speaker and instructor on numerous topics for CalCPA, Surgent Professional Education, the Florida Institute of Certified Public Accountants, and the American Institute of Certified Public Accountants. Mr. Bedwell holds a bachelor’s degree in Accounting and Finance from Upsala College in East Orange, New Jersey, and a Masters in Accounting from Florida Atlantic University. Mr. Bedwell is also a Certified Public Accountant. We believe Mr. Bedwell is well-qualified to serve as Chief Compliance Officer of the Company based on his more than forty-two years of audit, accounting, financial reporting, and compliance experience.

Rodney Barreto, Chairman of the Board of Directors

Mr. Barreto has served on the Board of Directors since January 2022. He is currently President and Chief Executive Officer of the Barreto Group and of Barreto Hospitality, which he founded in 1988 and 2020, respectively. The Barreto Group is a diversified company specializing in corporate and public affairs consulting, real estate investment, and development. Barreto Hospitality is the food, beverage, and hospitality arm of the Barreto Group boasting fine dining and entertainment venues across South Florida. Mr. Barreto is also a partner of Capital City Consulting Miami, LLC, a leading public affairs and governmental consulting firm in the State of Florida. Capital City Consulting develops and manages effective corporate and public affairs strategies designed to achieve specific business results for its clients. Mr. Barreto is also the Chief Executive Officer of Barreto Capital, LLC, a private money lender, since November 2018. Mr. Barreto is also the Chairman of the Miami Super Bowl Host Committee, which he has chaired a record three times in the years 2007, 2010, and 2020. The perennial Chairman, Mr. Barreto also serves as Chairman of the Florida Fish and Wildlife Conservation Commission having been appointed by three Florida Governors, namely Governor Jeb Bush, Governor Charlie Crist, and current Florida Governor Ron DeSantis. We believe Mr. Barreto is well-qualified to serve as a director of the Company based on his significant leadership and entrepreneurial experience.

Douglas Ellenoff, Vice Chairman of the Board of Directors

Mr. Ellenoff has served on the Board of Directors since August 2021. Mr. Ellenoff is a partner at Ellenoff Grossman, & Schole LLP, a law firm based in New York City with more than 120 professionals, which he founded in 1992. Mr. Ellenoff’s practice is concentrated in corporate and securities, with a focus in business transactions, mergers and acquisitions, and corporate financings. Mr. Ellenoff has represented companies in connection with their initial public offerings, secondary public offerings, PIPEs, crowdfunding, regulatory compliance, as well as strategic initiatives and general corporate governance matters. Mr. Ellenoff has also served as Managing Member at ESQVest LLP, a venture capital firm that invests in early-stage legal technology companies, since its founding in 2014. We believe Mr. Ellenoff is well-qualified to serve as a director of the Company based on his broad experience in capital markets and corporate governance matters.

Hector Delgado, Director

Mr. Delgado has served on the Board of Directors since May 2015. Lieutenant Commander Delgado is a retired United States Navy SEAL, with over thirty years of active and reserve service. In 2006, he was mobilized with SEAL Team THREE for a combat tour in Ramadi, Iraq, receiving a Navy Commendation Medal with Combat “V”. He has served with SEAL Teams TWO, THREE, FOUR, EIGHTEEN and Special Operations Command Central and South. His tours of duty have included the Middle East, Europe, Africa and South America. Mr. Delgado has a wealth of expertise that has been refined not only in a military environment, but also extensively in the governmental sector, where he has been responsible for budgets, training, and logistics for thousands of people. He has trained thousands of students in the use of weapons, demolition, physical security and executive protection. Mr. Delgado is also a retired Special Agent with Homeland Security Investigations (HSI), Palm Beach County, Florida. Throughout his career, Special Agent Delgado served in a number of positions including being a member of the Joint Terrorism Task Force (JTTF), Miami field office. Over the past fifteen years Mr. Delgado has conducted Active Shooter Response Training seminars around the country and is recognized as an expert in this field. He has served on Governor DeSantis’s Committee on Public Safety during the Governor’s transition. Mr. Delgado is also a successful entrepreneur and patent holder, having started, managed, and sold numerous enterprises. He is co-founder of ASR Alert Systems, a newly developed technology designed to drastically enhance response time of law enforcement and victims in an active shooter event. The ASR Threat Alert System simultaneously alerts law enforcement, end users of the system, 911-disptach, and nearest trauma hospitals within seconds. Mr. Delgado’s core values of honesty, integrity, and generosity are what have helped propel him to his current success. These same qualities inspire him to give back to the communities in which he resides. He mentors teenagers who make career decisions to enlist in the military and he sits on the Naval Academy selection board on behalf of Senator Marco Rubio. As a member of the Board of Directors of the National Navy SEAL Museum, Mr. Delgado plays an instrumental role in the Museum’s continued growth and development.

Anthony Armas, Director

Mr. Armas has served on the Board of Directors since October 2024. Prior to joining the Company’s Board, Mr. Armas served as a member of the Board of Directors of Progressive Care from July 2023 to October 2024. Mr. Armas combines over 10 years of experience in the healthcare industry following seven years of healthcare administration and management. Mr. Armas is currently the Chief Executive Officer of One Innovation Labs, a dietary ingredient manufacturer and delivery technology company, and served as Executive Vice President from 2019 to 2021. Mr. Armas also currently serves as a member of the board of The Leadership Learning Center at St. John Bosco Church. He has an undergraduate degree and an MBA from Florida International University. We believe Mr. Armas is well-qualified to serve as a director based on his extensive healthcare industry experience.

Lauren Sturges Fernandez, Director

Mrs. Fernandez joined the Company’s Board of Directors in August 2025. Previously Mrs. Fernandez served as the Company’s Chief of Staff and Special Assistant to the Chairman since August 2022. Prior to joining the Company, she operated her own business for more than 25 years, gaining extensive experience in e-commerce operations, strategic planning, and customer engagement. Mrs. Fernandez is a graduate of Wellesley College. We believe Mrs. Fernandez is well-qualified to serve as a director based on her operational, strategic planning, and e-commerce experience.

No director is related to any other director or executive officer of our company or our subsidiaries, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

GOVERNANCE OF THE COMPANY

Our Board of Directors

Our Board oversees the business affairs of the Company and monitors the performance of management. Pursuant to our Bylaws, the Board shall consist of no less than one director. Our Board of Directors had four meetings in 2025. In addition, members of the Board discussed various business matters informally on numerous occasions throughout 2025 and acted by written consent in lieu of formal meetings four times. We believe that such interaction between the Board and management provided proper oversight of the Company. Each incumbent director attended at least 100% of the total number of meetings of the Board and committee meetings of which such director was a member (held during the period for which such director was in office).

Our Board is currently comprised of six members, four of whom are independent directors per the Nasdaq Stock Market rules. We believe the size of our Board is sufficient for a company of our size.

Director Independence

The rules of the Nasdaq Stock Market, or the Nasdaq Rules, require a majority of a listed company’s board of directors to be composed of independent directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the Nasdaq Rules, a director will only qualify as an independent director if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In considering the independence of compensation committee members, the Nasdaq Rules require that our board of directors must consider additional factors relevant to the duties of a compensation committee member, including the source of any compensation we pay to the director and any affiliations with our company.

Our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of David Phipps, and Lauren Sturges Fernandez, are independent as defined under the Nasdaq Rules.

Board Committees

We have established a Nominating Committee, an Audit Committee and a Compensation Committee. Our Board of Directors has adopted and approved a charter for each of these standing committees.

Audit Committee. The members of the Audit Committee are Anthony Armas, Rodney Barreto, and Hector Delgado. Each member of the Audit Committee is independent as defined by the Nasdaq Rules. Anthony Armas is the Chairperson of the Audit Committee. In addition, each member of the Audit Committee satisfies the additional requirements of the SEC and Nasdaq Rules for audit committee membership, including the additional independence requirements and the financial literacy requirements. The Board has determined that at least one member of the Audit Committee, Anthony Armas, is an “audit committee financial expert” as defined in the SEC’s rules and regulations. The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating the selection of our independent registered public accounting firm. During 2025, our Audit Committee had four meetings and acted by written consent once.

Nominating Committee. The members of the Nominating Committee are Rodney Barreto, Hector Delgado, and Anthony Armas. Rodney Barreto is the Chairperson of the Nominating Committee. Each member of the Nominating Committee is independent as defined by Nasdaq Rules. The primary functions and responsibilities of the Nominating Committee are to: (a) determine the qualifications, qualities, skills, and other expertise required to be a director; (b) identify and screen individuals qualified to become members of the Board; (c) make recommendations to the Board regarding the selection and approval of the nominees for director; and (d) review and assess the adequacy of our corporate governance policies and procedures. During 2025, our Nominating Committee did not hold any meetings but acted by written consent three times.

Compensation Committee. The members of the Compensation Committee are Rodney Barreto, Hector Delgado, and Anthony Armas. Hector Delgado is the Chairperson of the Compensation Committee. Each member of the Compensation Committee is independent as defined by Nasdaq Rules. The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board of Directors with respect to the annual compensation for our Chief Executive Officer. The Compensation Committee also is responsible for reviewing and making recommendations to the Board of Directors the annual compensation and benefits for our other executive officers. The Compensation Committee also, among other things, reviews compensation of the Board, reviews and makes recommendations on all new executive compensation programs that are proposed for adoption and administers the Company’s equity incentive plans. The Compensation Committee is responsible for reviewing director compensation for service on the Board and Board committees at least once a year and to recommend any changes to the Board. During 2025, our Compensation Committee did not hold any meetings but acted by written consent three times.

Our Chief Executive Officer reviews the performance of our other executive officers (other than himself) and, based on that review, our Chief Executive Officer makes recommendations to the Compensation Committee about the compensation of executive officers (other than himself). Our Chief Executive Officer does not participate in any deliberations or approvals by the Board or the Compensation Committee with respect to his own compensation.

Board Member Attendance at Annual Meetings

We do not have a formal policy regarding Board attendance at our annual meetings, however, all of our directors are invited to the annual meeting and all of our directors at the time attended our prior annual meeting.

Board Leadership Structure and Role in Risk Oversight

Rodney Barreto serves as the Executive Chairman of our Board. The Board believes that Mr. Barreto is best situated to serve as Executive Chairman because he will be the director most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Hector Delgado, our Lead Independent Director, brings experience, oversight, and expertise from outside the Company and from a variety of industries, while the Chief Executive Officer brings extensive experience and expertise specifically related to the Company’s business.

Our Board is primarily responsible for overseeing our risk management processes on behalf of the Company. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board focuses on the most significant risks facing our Company and our Company’s general risk management strategy and also ensures that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Hector Delgado serves as the Lead Independent Director of our Board. As Lead Independent Director, Mr. Delgado is responsible for, among other things:

●	providing leadership to the independent directors;
●	leading executive sessions of the Board’s independent directors;
●	serving as the principal liaison between the Chairman and the independent directors;
●	advising the Board on matters were there may be an actual or perceived conflict of interest;
●	approving all information sent to the Board and approving the agendas for all Board meetings; and
●	perform functions incidental or related to the foregoing.

Our Board believes that by maintaining a Lead Independent Director position, it has designed a governance structure that best advances the Company’s objectives, while maintaining proper checks and balances on senior management, and providing the independent members of the Board with open and transparent communication regarding our strategic planning activities.

Our management is responsible for managing risks in our business, including developing processes to manage and monitor risks. The Board views its role as one of oversight. The Board focuses on understanding management’s risk management systems, the effectiveness of those systems, and the way in which management proactively manages risks. In addition, the Board utilizes the Nominating Committee, the Audit Committee, and the Compensation Committee to manage risks that arise under each committee’s area of focus.

Cybersecurity Governance

Our Audit Committee liaises with our management team to communicate with and monitor management’s mitigation efforts to reduce cybersecurity risks by monitoring incident response, discussing and assisting with identifying potential cyber threats, analyzing vulnerabilities, and prioritizing risks. Our Chief Compliance Officer and the Chief Financial Officer lead the oversight of company-wide cybersecurity strategy, policy, standards and processes. We utilize third-party IT consultants to help manage cybersecurity risks. Our Chief Compliance Officer and Chief Financial Officer have the requisite experience in risk assessment and a strong understanding of business operations, including experience with security frameworks, compliance regulations, and the ability to communicate effectively with both technical and non-technical stakeholders. Our consultants have the requisite combination of technical experience in network security, system administration, and incident response.

Board Diversity

The following Board Diversity Matrix provides information on the diversity of our Board as of April 27, 2026. The information is based on our directors’ self-reporting.

Total Number of Directors: 6	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	3	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Nomination of Director Candidates

We receive suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Chairperson of the Nominating Committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. Our Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying director candidates but seeks a diverse group of candidates who possess the background, skills, and expertise to make a significant contribution to the Board, to the Company and our stockholders. Candidates whose evaluations are favorable are recommended by our Nominating Committee to the full Board for consideration. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to our Board at any annual meeting at which the Board has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Chairperson of the Nominating Committee (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. The submission must be received at our principal executive offices 120 days prior to the anniversary date of the mailing date of our previous year’s proxy statement so as to permit the Board time to evaluate the qualifications of the nominee.

We have not employed an executive search firm, or paid a fee to any other third party, to locate qualified candidates for director positions.

Stockholder Communications with Directors

Persons wishing to write to our Board, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at NextPlat Corp, 400 Ansin Blvd., Suite A, Hallandale Beach, FL 33009. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board or to the affairs of NextPlat. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics that is applicable to the Company and to all our directors and officers and persons performing similar functions, including our principal executive officer and principal financial officer. A copy of the Company’s Code of Ethics may be obtained on our website at www.nextplat.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers by the Company and its subsidiaries (as defined in Item 402(m)(2) of Regulation S-K) for the years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(3)	Total ($)
David Phipps	2025	$375,000	$36,000	$224,980	$—	$—	$—	$17,000	$652,980
Chief Executive Officer and President	2024	$350,000	$36,000	$—	$—	$—	$—	$16,000	$402,000
Charles M. Fernandez	2025	$277,000	$—	$—	$—	$—	$—	$51,000	$328,000
Former Chief Executive Officer and Executive Chairman	2024	$645,000	$36,050	$701,000	$—	$—	$—	$122,000	$1,504,050
Amanda Ferrio	2025	$186,000	$5,000	$48,750	$—	$—	$—	$26,000	$265,750
Chief Financial Officer	2024	$160,000	$6,000	$—	$—	$—	$—	$22,000	$188,000
Cecile Munnik	2025	$240,000	$—	$—	$—	$—	$—	$14,000	$254,000
Former Chief Financial Officer	2024	$247,500	$5,300	$—	$32,000	$—	$—	$15,000	$299,800
Robert Bedwell	2025	$175,000	$3,000	$26,000	$—	$—	$—	$18,000	$222,000
Chief Compliance Officer and Secretary	2024	$185,000	$5,300	$—	$32,000	$—	$—	$14,000	$236,300

(1)

On October 7, 2021, on the approval and recommendation of the Compensation Committee, the Board approved a plan to make bonus payments of $3,000 per month (each, a “Monthly Bonus”) to each of Mr. Fernandez and Mr. Phipps. The Monthly Bonus payments were approved in recognition of Messrs. Fernandez’s and Phipps’ contributions to the Company. The Monthly Bonus payments will renew on a quarterly basis until terminated by the Board upon 30 days’ prior notice to Messrs. Fernandez and Phipps.

(2)

Amounts shown in the “Stock Awards” and “Option Awards” column reflect the aggregate grant date fair value calculated in accordance with FASB ASC 718 for the respective year with respect to stock options granted to our named executive officers. Amounts reflect our accounting for these option grants and do not necessarily correspond to the actual values that may be realized by our named executive officers. The grant date fair values of these option grants were calculated at the grant date using the Black-Scholes option pricing model. The assumptions used for the valuations are set forth in Note 18 – Stock-Based Compensation in the Notes included in the Annual Report. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions.

(3)	Categories and values of compensation reported in “All Other Compensation” are set forth in the following table:

Name	Year	Health Insurance Coverage ($)	Automobile Allowance ($)	Allowance Towards Professional Fees ($)	Allowance Towards Travel Fees ($)	Board of Director Compensation ($)	Total ($)
David Phipps	2025	$5,000	$12,000	$—	$—	$—	$17,000
	2024	$4,000	$12,000	$—	$—	$—	$16,000
Charles M. Fernandez	2025	$36,000	$5,000	$5,000	$5,000	$—	$51,000
	2024	$78,000	$12,000	$10,000	$10,000	$12,000	$122,000
Amanda Ferrio	2025	$26,000	$—	$—	$—	$—	$26,000
	2024	$22,000	$—	$—	$—	$—	$22,000
Cecile Munnik	2025	$7,000	$—	$—	$7,000	$—	$14,000
	2024	$7,000	$—	$—	$8,000	$—	$15,000
Robert Bedwell	2025	$18,000	$—	$—	$—	$—	$18,000
	2024	$14,000	$—	$—	$—	$—	$14,000

Narrative to Summary Compensation Table

Annual Base Salary

The terms of Mr. Phipps’ compensation are set forth in his employment agreement originally dated August 11, 2024, which initially provided for an annual base salary of $350,000. Effective September 24, 2025, the Company entered into Amendment No 1 to Mr. Phipps’ employment agreement, which increased his annual base salary to $450,000.

On October 13, 2025, the Board of Directors appointed Amanda Ferrio as Chief Financial Officer of the Company. Effective immediately with her appointment, the Compensation Committee approved an increase in Ms. Ferrio’s annual base salary to $225,000 per year. On January 9, 2026, the Company entered into an Employment Agreement with Ms. Ferrio. The Agreement provides for a base salary of $225,000 per year, payable in bi-weekly installments, subject to annual review and potential increase, but not decrease, during the term.

The Phipps and Ferrio employment agreements are described below under the section titled “Employment Agreements”.

Long-Term Incentives

2018 Incentive Plan

On June 14, 2018, the Company’s Board approved the 2018 Incentive Plan (the “2018 Plan”). The purpose of the 2018 Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company by linking their interests in the Company’s success with those of NextPlat and the NextPlat Stockholders. An award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company (as defined in the 2018 Plan) that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities. The 2018 Plan is administered by the NextPlat Board or its Compensation Committee and may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. The 2018 Plan provides that up to a maximum of 1,333 shares of NextPlat Common Stock (subject to adjustment) are available for issuance under the 2018 Plan. Subject to earlier termination in accordance with the terms of the 2018 Plan and the instrument evidencing the option, the maximum term of an incentive stock option shall not exceed ten years, and in the case of an incentive stock option granted to a Ten Percent Stockholder (as defined in the 2018 Plan), shall not exceed five years. Any portion of an option that is not vested and exercisable on the date of a plan participant’s Termination of Service (as defined in the 2018 Plan) shall expire on such date. In the event of a Change in Control (as defined in the 2018 Plan); all outstanding awards, other than performance shares and performance units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction (as defined in the 2018 Plan), such awards shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, only if and to the extent such awards are not converted, assumed or replaced by the Successor Company (as defined in the 2018 Plan).

Amended and Restated 2020 Equity Incentive Plan

On August 21, 2020, the Company’s Board approved and adopted the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) in order to provide a means for the Company to continue to attract, motivate and retain management, key employees, directors and consultants. On December 31, 2021, the Company’s Board approved and adopted an amendment that increased the number of shares available for issuance under the 2020 Plan from 45,000 shares to 80,000 shares of NextPlat Common Stock. On August 10, 2021, the Company’s Board further amended the 2020 Plan and adopted and approved an Amended and Restated 2020 Equity Incentive Plan (the “A&R 2020 Plan”), in order to, among other things: (i) clarify that the exercise price of stock options will be set at “Fair Market Value,” and (ii) make conforming revision to reflect the 1-for-5 reverse split that was effective on May 28, 2021. The A&R 2020 Plan was approved by NextPlat’s stockholders on December 16, 2021.

The A&R 2020 Plan provides for discretionary awards of, among others, stock options, stock awards, stock unit awards and stock appreciation rights to participants. Each award made under the A&R 2020 Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the A&R 2020 Plan. All employees, directors, and consultants of Company and its subsidiaries are eligible to receive awards under the A&R 2020 Plan.

The A&R 2020 Plan is administered by the “Committee” which is defined in the A&R 2020 Plan as the Compensation Committee of the Company’s Board or such other committee as may be designated by the Company’s Board from time to time to administer the Plan, or, if no such committee has been designated at the time of any grants, it shall mean the Company’s Board.

The number of shares of the Company’s Common Stock that may be issued under the A&R 2020 Plan is 80,000. Shares issuable under the A&R 2020 Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the A&R 2020 Plan for any reason, the shares subject to the award will again be available for issuance. Any shares subject to an award that are delivered to us by a participant, or withheld by us on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and all such shares will count toward the number of shares issued under the A&R 2020 Plan. The number of shares of the Company’s Common Stock issuable under the A&R 2020 Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the A&R 2020 Plan. No award granted under the A&R 2020 Plan may be transferred, except by will, the laws of descent and distribution.

The maximum number of shares subject to Awards granted under the A&R 2020 Plan or otherwise during any one calendar year to any director for service on the Company’s Board (other than to the Company’s CEO and President, if serving on the Company’s Board, to whom no annual limit is applicable), taken together with any cash fees paid by the Company to such director during such calendar year for service on the Board, will not exceed $100,000 in total value (calculating the value of any such Awards based on the grant date fair value or such value as determined by the Company’s Board, at its discretion, of such Awards for financial reporting purposes).

The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule. The Company’s Board may terminate, suspend or amend the A&R 2020 Plan, in whole or in part, from time to time, without the approval of the shareholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares are listed. Notwithstanding the foregoing, neither the A&R 2020 Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or cancelling a stock option in exchange for cash, other stock options with a lower exercise price or other stock awards. No awards may be granted under the A&R 2020 Plan on or after the tenth anniversary of the effective date of the A&R 2020 Plan.

2021 Incentive Award Plan

The Company’s Board approved and adopted the 2021 Plan subject to stockholder approval, on August 10, 2021. The 2021 Plan was approved by the Company’s stockholders on December 16, 2021.

The purpose of the 2021 Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company and its subsidiaries by providing these individuals with equity ownership opportunities.

The number of shares initially available for issuance under awards granted pursuant to the 2021 Plan is 76,881 shares of the Company’s Common Stock. The number of shares initially available for issuance will be increased on January 1 of each calendar year beginning in 2022 and ending in 2031, by an amount equal to the lesser of (i) an amount such that the resulting sum is equal to 12% of the aggregate number of shares of the Company’s Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of the Company’s Common Stock as is determined by the Company’s Board. Shares of the Company’s Common Stock issued under the 2021 Plan may be authorized but unissued shares, shares purchased in the open market or treasury shares. If an award under the 2021 Plan expires, lapses or is terminated, exchanged for cash, surrendered to an exchange program, repurchased, cancelled without having been fully exercised or forfeited, any shares subject to such award will, as applicable, become or again be available for new grants under the 2021 Plan.

All employees, directors, and consultants of the Company and its subsidiaries are eligible to receive awards under the 2021 Plan.

The 2021 Plan is generally administered by the Company’s Board, which may delegate its duties and responsibilities to committees of the Company’s Board and or officers of the Company (referred to collectively as the “plan administrator”). The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2021 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2021 Plan, including any vesting and vesting acceleration conditions. The plan administrator may also institute and determine the terms and conditions of an “exchange program,” which could provide for the surrender or cancellation, transfer, or reduction or increase of exercise price, of outstanding awards, subject to the limitations provided for in the Incentive Award Plan.

The 2021 Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs; restricted stock; dividend equivalents; restricted stock units, or RSUs; stock appreciation rights, or SARs; and other stock or cash-based awards. All awards under the 2021 Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations.

Other Stock or Cash Based Awards may be granted to participants, including awards entitling participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified performance criteria or otherwise), in each case subject to any conditions and limitations in the 2021 Plan. The plan administrator will determine the terms and conditions of other stock or cash-based awards.

Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator.

In connection with certain transactions and events affecting the Company’s Common Stock, including a change in control (as defined in the 2021 Plan), or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2021 Plan to prevent the dilution or enlargement of intended benefits, facilitate such transaction or event, or give effect to such change in applicable laws or accounting principles. This includes canceling awards in exchange for either an amount in cash or other property with a value equal to the amount that would have been obtained upon exercise or settlement of the vested portion of such award or realization of the participant’s rights under the vested portion of such award, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares available, replacing awards with other rights or property and/or terminating awards under the 2021 Plan.

Equity Awards

The following table sets forth certain information concerning equity awards for our named executive officers at December 31, 2025. The market values of the Stock Awards reported in this table are calculated based on the closing market price of the Common Stock on Nasdaq on December 31, 2025, which was $10.08 per share.

Outstanding Equity Awards At Year-End
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested ($)
David Phipps	12/16/2016	89	—	—	$1,125.00	12/16/2026	—	$—	—	$—
	5/31/2017	44	—	—	$1,125.00	5/25/2027	—	$—	—	$—
	12/31/2020	30,000	—	—	$12.50	12/30/2030	—	$—	—	$—
	12/5/2025	—	—	—	$—	—	—	$—	5,000	$325,000
		30,133	—	—			—	$—	5,000	$325,000

Charles M. Fernandez	12/16/2021	7,500	—	—	$38.10	12/16/2031	—	$—	—	$—
	7/1/2022	7,000	—	—	$21.30	7/1/2032	—	$—	—	$—
	4/14/2023	20,000	—	—	$24.50	4/14/2028	—	$—	—	$—
	10/1/2024	23,368	—	—	$14.80	9/13/2032	—	$—	—	$—
		57,868	—	—			—	$—	—	$—

Amanda Ferrio	12/5/2025	—	—	—	$—	—	—	$—	3,750	$243,750
		—	—	—			—	$—	3,750	$243,750

Cecile Munnik	11/14/2022	5,000	—	—	$17.10	11/14/2027	—	$—	—	$—
	4/7/2023	500	—	—	$19.80	4/7/2028	—	$—	—	$—
	10/1/2024	3,716	—	—	$39.00	11/22/2031	—	$—	—	$—
		9,216	—	—			—	$—	—	$—

Robert Bedwell	11/7/2022	5,000	—	—	$17.40	11/7/2027	—	$—	—	$—
	4/7/2023	500	—	—	$19.80	4/7/2028	—	$—	—	$—
	12/5/2025	—	—	—	$—	—	—	$—	2,000	$130,000
		5,500	—	—			—	$—	2,000	$130,000

Employment Agreements

Phipps Employment Agreement

On August 11, 2024, the Company entered into a three-year employment agreement with Mr. Phipps. The employment agreement automatically renews for additional terms of one year each. Pursuant to the new employment agreement, Mr. Phipps’s annual base salary is set at $350,000 per year and Mr. Phipps is entitled to receive an automobile allowance of $1,000 per month, a monthly bonus payment of $3,000, which is renewable on a quarterly basis until terminated by the Board, and an annual cash bonus if the Company exceeds criteria adopted by the Compensation Committee of the Board.

September 24, 2025, the Company entered into Amendment No. 1 to Mr. Phipps’ employment agreement, originally dated August 11, 2024, in connection with his appointment as Chief Executive Officer of the Company. Pursuant to the amendment, Mr. Phipps continued to serve as a member of the Board and assumed executive oversight responsibilities with respect to the Company’s healthcare segment, in addition to his other duties. The amendment increased Mr. Phipps’ annual base salary to $450,000 and provided for a one-time fully vested award of 200,000 shares of the Company’s common stock. Except as expressly amended, the remaining terms of the August 11, 2024 employment agreement remained unchanged.

Ferrio Employment Agreement

On January 9, 2026, the Company entered into an employment agreement with Ms. Ferrio, pursuant to which Ms. Ferrio was appointed as Chief Financial Officer of the Company for an initial term of three years, subject to renewal for additional one-year terms at the discretion of the Company’s Chief Executive Officer, unless either party provides written notice of non-renewal at least sixty days prior to the expiration of the then-current term. The Agreement provides for a base salary of $225,000 per year, payable in bi-weekly installments, subject to annual review and potential increase, but not decrease, during the term. Ms. Ferrio is also entitled to a monthly auto allowance of $650, eligibility for annual cash bonuses based on criteria established by the CEO or Compensation Committee of the Board, and participation in equity incentive plans as determined by the CEO and Compensation Committee, subject to applicable plan terms and any superseding award certificate provisions. The Company will reimburse reasonable business expenses and provide group medical benefits for Ms. Ferrio and her family, with the Company paying the full cost of health insurance and the Employee responsible for dental and vision insurance. Additional benefits are provided in accordance with the Employee Handbook and standard practices.

Bedwell Employment Agreement

On November 7, 2022, the Company entered into an employment agreement with Mr. Bedwell. The agreement has an initial term of three years commencing on November 7, 2022 and may be extended for additional terms of one year each. During the term, Mr. Bedwell will receive an annual base salary of $125,000, payable in bi-weekly installments, subject to applicable withholdings and monthly advances against salary. Mr. Bedwell is also eligible to receive grants of awards under the Company’s stock option or other equity incentive plans as determined from time to time by the Chief Executive Officer and the Compensation Committee, subject to the applicable plan and any award certificate. The Company will pay or reimburse Mr. Bedwell for reasonable out-of-pocket business expenses in accordance with its expense reimbursement policies. Mr. Bedwell is also an employee of the Company’s subsidiary, Progressive Care. For his services at Progressive Care, Mr. Bedwell is paid an annual salary of $50,000 and receives group medical benefits for himself and his family, with Progressive Care paying the full cost of health insurance and Mr. Bedwell responsible for dental and vision insurance.

Potential Payments Upon Termination or Change-in-Control

Mr. Phipps

If Mr. Phipps’s employment is terminated by the Company without cause or if he resigns for “good reason,” he is entitled to accrued but unpaid compensation and vacation pay through the end of the then-current term, a lump-sum severance payment equal to six months of base salary ($175,000), continued benefits for 12 months, a pro-rata bonus, immediate vesting of all outstanding stock options and restricted stock, and reimbursement of unreimbursed expenses.

The consummation of a change in control transaction (defined as an acquisition of at least 50% of the Company’s outstanding capital stock or substantially all of the Company’s assets by an unaffiliated party) independently constitutes “good reason,” entitling Mr. Phipps to the same severance package upon resignation following such event. If the Company elects not to renew the Mr. Phipps’s employment agreement, Mr. Phipps is also entitled to the same severance benefits, unless the non-renewal was properly for cause.

Upon a voluntary resignation without "good reason” or termination for cause, Mr. Phipps is entitled only to accrued and unpaid base salary, one month of continued benefits, expense reimbursement, and COBRA conversion rights. If Mr. Phipps declines a Company-offered renewal, he receives only accrued compensation, accrued benefits, and expense reimbursement.

In the event of Mr. Phipps’s death or total disability, his estate or beneficiaries are entitled to accrued but unpaid compensation, 12 months of continued benefits, and a pro-rata bonus.

Ms. Ferrio

If Ms. Ferrio’s employment is terminated without cause or she resigns for “good reason,” she is entitled to six months of base salary ($112,500), payable through normal payroll practices and subject to execution of a customary release, plus payment of COBRA premiums for up to six months (or until she obtains other group health coverage). “Good reason” includes a material diminution in duties, a material reduction in base salary or bonus opportunity, relocation of more than 35 miles, or a material breach by the Company, subject to a 90-day notice and 45-day cure period. Ms. Ferrio’s agreement does not contain a standalone change-in-control provision; however, if actions taken in connection with a change in control independently constitute a termination without cause or give rise to “good reason,” she would be entitled to the severance benefits described above.

Upon a termination for cause or voluntary resignation without “good reason,” Ms. Ferrio is entitled only to accrued but unpaid compensation, expense reimbursement, and accrued benefits. Upon a non-renewal (expiration of term), Ms. Ferrio receives base salary through the expiration date, accrued compensation, accrued benefits, and expense reimbursement, but no severance unless the Company’s conduct independently constitutes a termination without cause or “good reason.”

In the event of Ms. Ferrio’s death or total disability, her estate or beneficiaries are entitled to accrued but unpaid compensation, six months of continued benefits, and a pro-rata bonus.

Mr. Bedwell

If the Company terminates Mr. Bedwell’s employment without cause upon 30 days’ prior written notice, he is entitled to the lesser of six months of base salary ($62,500) or the balance of salary owed for the remaining time left in the then-current term. If the Company elects not to renew the agreement, Mr. Bedwell is entitled to the same severance benefits, unless the non-renewal was properly for cause. Upon a termination for cause, Mr. Bedwell receives accrued but unpaid compensation and vacation pay, expense reimbursement, and a pro-rata bonus. If Mr. Bedwell declines a Company-offered renewal, he receives only accrued compensation, accrued benefits, and expense reimbursement.

In the event of Mr. Bedwell’s death or total disability, his estate or beneficiaries are entitled to accrued but unpaid compensation, six months of continued benefits, and a pro-rata bonus.

Director Compensation

The 2025 director compensation packages for each non-employee director, other than Mr. Barreto, consisted of an award of shares of common stock equivalent to $25,000 (the “2025 Stock Awards”). The 2025 Stock Awards vest over one year. In lieu of the 2025 Stock Awards, Mr. Barreto’s compensation package includes a cash retainer of $48,000. On November 18, 2025, the director compensation packages for each non-employee director were amended to reflect an annual compensation equivalent to $48,000 with the choice of receiving the compensation in cash, shares of common stock, or a combination thereof.

The table below sets forth the compensation earned by our non-employee directors for service on our Board of Directors during the year ended December 31, 2025. Compensation paid to our Chief Executive Officer, President and Director, David Phipps, for service on the Board of Directors is set forth in Summary Compensation Table for named executive officers.

	Fees earned or paid in cash ($)	Stock awards	Option awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total
Director	($)	($)	($)	($)	($)	($)	($)
Rodney Barreto	$48,000	$12,000	$—	$—	$—	$—	$60,000
Hector Delgado	$12,000	$25,000	$—	$—	$—	$—	$37,000
Anthony Armas	$6,000	$31,000	$—	$—	$—	$—	$37,000
Douglas Ellenoff	$—	$28,800	$—	$—	$—	$—	$28,800
Lauren Sturges Fernandez	$20,000	$—	$—	$—	$—	$—	$20,000

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the compensation committee view the link between the Company’s performance and its named executive officers (NEOs) pay.

Year	Summary compensation table total for Principal Executive Officer (“PEO”)(1)	Compensation actually paid to PEO(2)	Average summary compensation table total for non-PEO named executive officers (“NEOs”)(3)	Average compensation actually paid to non-PEO NEOs(4)	Value of initial fixed $100 investment based on total shareholder return (“TSR”)(5)	Net Income (Loss)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	980,980	976,000	247,000	237,000	$2.60	(10,463)
2024	1,906,050	1,103,050	241,000	211,000	$15.92	(22,526)
2023	5,331,000	2,700,040	240,000	12,900	$38.32	(12,407)

(1) The dollar amounts reported in column (b) are the amounts of total compensation reported for David Phipps (our Chief Executive Officer and President) and Charles M. Fernandez (our former Executive Chairman and Chief Executive Officer) for each corresponding year in the “Total” Column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”

(2) The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Phipps and Mr. Fernandez, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Phipps and Mr. Fernandez during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Phipps’ and Mr. Fernandez’s total compensation to determine the “compensation actually paid”:

Year	Reported Summary Compensation Table Totals for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually paid to PEO ($)
2025	980,980	(224,980)	220,000	976,000
2024	1,906,050	(701,000)	(102,000)	1,103,050
2023	5,331,000	(3,963,800)	1,332,840	2,700,040

(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2025	27,000	—	193,000	—	—	—	220,000
2024	—	—	—	(102,000)	—	—	(102,000)
2023	—	78,000	1,070,840	184,000	—	—	1,332,840

(3) The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Mr. Phipps and Mr. Fernandez) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Phipps and Mr. Fernandez) included for purposes of calculating the average amounts in each applicable year are as follows: for 2025, 2024, and 2023, Ms. Ferrio, Ms. Munnik, and Mr. Bedwell.

(4) The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Phipps and Mr. Fernandez), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Phipps and Mr. Fernandez) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Phipps and Mr. Fernandez) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	247,000	(25,000)	15,000	237,000
2024	241,000	(21,000)	(9,000)	211,000
2023	240,000	(14,000)	(213,100)	12,900

(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2025	10,000	—	12,000	(7,000)	—	—	15,000
2024	—	(1,000)	—	(8,000)	—	—	(9,000)
2023	5,500	6,000	13,200	(237,800)	—	—	(213,100)

(5) Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in the years presented.

(6) The dollar amounts reported represent the amount of net income (loss) reflected in our Annual Report on Form 10-K for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table on compensation actually paid (CAP) and each of TSR and net loss.

We do not utilize TSR and net loss in our executive compensation program. However, we do utilize several other performance measures to align executive compensation with our performance. As described in more detail above in the section “Employment Agreements,” part of the compensation our PEO and NEOs are eligible to receive consists of performance-based cash bonuses that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain employment criteria. Additionally, we view restricted stock and stock options, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These restricted stock and stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

The Audit Committee was responsible for reviewing, approving, and overseeing any transaction between the Company and a related person. The Audit Committee’s responsibility includes, but is not limited to, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or will be a participant and (a) the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed years, and (b) a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Relationships with Related Parties

During the year ended December 31, 2025, the Company employed and paid wages to one employee related to the Company’s Chief Executive Officer and one employee related to the Company’s Chief Financial Officer.

During the year ended December 31, 2025, the Company employed and paid wages to the spouse of the Company’s late Chief Executive Officer, Charles M. Fernandez, as Chief of Staff and Special Assistant to the Chairman of the Board. The Company terminated Mrs. Fernandez’s employment with the Company on August 13, 2025.

On December 5, 2025, the Company and Barreto Group, Inc. (“Barreto Group”) entered into a consulting agreement pursuant to which Barreto Group is engaged to provide business development and strategic consulting services to the Company and its wholly owned subsidiaries. Barreto Group is owned and controlled by Rodney Barreto, who serves as the Chairman of the Company’s Board of Directors. The agreement provides for an initial term of three years commencing on the effective date of December 1, 2025, with automatic one-year renewal terms thereafter unless either party provides written notice of non-renewal at least sixty days prior to the expiration of the then-current term. As compensation for its services, Barreto Group will receive an annual consulting fee of $52,000. Barreto Group is also authorized to incur reasonable and necessary business expenses in the performance of its duties, which will be reimbursed by the Company upon submission of appropriate documentation, subject to approval by the Board of Directors. The agreement may be terminated immediately upon the disability or death of Rodney Barreto, with the Company’s obligations limited to payment of consulting fees earned through the date of termination or as otherwise required by law.

CLAWBACK POLICY

The Company has adopted a Policy Relating to Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in compliance with Exchange Act Rule 10D-1 and the corresponding NASDAQ Listing Standards. The Clawback Policy addresses the recovery of amounts from incentive-based awards in the event the Company must prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy applies to current and former executive officers of the Company and reflects the Company’s culture that emphasizes accountability based on performance.

INSIDER TRADING POLICY

The Company has adopted an Insider Trading Policy that governs the purchase, sale and other dispositions of the Company’s securities by directors, officers, employees and other persons designated by the Company (including a household member of any of the foregoing persons) that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NASDAQ Listing Standards. Our Insider Trading Policy, amongst other things, prohibits trading while in possession of material nonpublic information and includes pre-clearance procedures for certain specified employees who have regular access to material nonpublic information about the Company in the normal course of their duties. A copy of our Insider Trading Policy is filed as an exhibit to the Company’s 2025 Annual Report on Form 10-K.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon the Company’s review of copies of the reports it received and written representations provided to the Company from the individuals required to file such reports, the Company believes that each of its executive officers, directors and greater than 10% stockholders complied with applicable reporting requirements for transactions in the Company’s equity securities during the fiscal year ended December 31, 2025 except for one Form 4 each for Messrs. Phipps, Delgado, Armas, and Ellenoff, detailing the grant of equity awards, which were filed late due to an inadvertent delay.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of six members: David Phipps, Rodney Barreto, Douglas Ellenoff, Hector Delgado, Anthony Armas, and Lauren Sturges Fernandez. The Nominating Committee nominated and the Board approved and recommended all of the current members of our Board for re-election. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. The Board nominees, if elected, will serve until the next annual meeting of shareholders, or until each successor is duly elected and qualified.

Biographical information for our directors is provided above in the section entitled “Information About Directors and Executive Officers.”

Vote Required and Recommendation of the Board of Directors

A plurality of the eligible votes cast is required to elect director nominees, and as such, the six nominees who receive the greatest number of votes cast by stockholders, entitled to vote at the Annual Meeting, will be elected. A nominee who receives a plurality means he or she has received more votes than any other nominees for the same director’s seat. Broker non-votes and abstentions will have no effect on this proposal.

The Board unanimously recommends that stockholders vote “FOR” each of the six nominees for election to our Board of Directors.

PROPOSAL 2: TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected RBSM LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026. Our stockholders are being asked to ratify this appointment. In the event that if ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors. Representatives of RBSM LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement at the Annual Meeting.

Aggregate fees for professional services rendered by RBSM LLP for their services for the years ended December 31, 2025, and 2024, respectively, were as follows:

RBSM, LLP	2025	2024
Audit fees (1)	$444,100	$370,841
Audit-related fees (2)	—	—
Tax fees	—	—
Other fees (3)	$27,000	20,000
Total fees	$471,100	$390,841

Audit Fees

Audit fees represent the aggregate fees billed for professional services rendered by our independent accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those years.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

Tax Fees

Tax fees represent the aggregate fees billed for professional services rendered by our principal accountants for tax compliance, tax advice, and tax planning for such years.

All Other Fees

All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee annually reviews audit and non-audit services performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.

The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of RBSM LLP as our independent registered public accounting firm for the year ending December 31, 2025.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2025.

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. RBSM LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

The Audit Committee reviewed and discussed the Company’s audited financial statements with management and RBSM LLP. The Audit Committee discussed the overall scope and plans of their audit with RBSM LLP. The Audit Committee met with RBSM LLP, with and without management (other than members of the Audit Committee) present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

With regard to the year ended December 31, 2025, the Audit Committee (i) reviewed and discussed the Company’s audited financial statements as of December 31, 2025, and for the year then ended with management; (ii) discussed the matters required by Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission with RBSM LLP; (iii) received the written disclosures and the letter from RBSM LLP required by applicable requirements of the PCAOB regarding RBSM LLP’s communications with the Audit Committee regarding independence; and (iv) discussed their independence with RBSM LLP.

Based on the review and discussions described above, the Audit Committee included the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Anthony Armas
Rodney Barreto
Hector Delgado

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, which is often referred to as a “say-on-pay” proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. As described in the section entitled “Execution Compensation”, our executive compensation program contains elements of cash and equity-based compensation. The base salaries paid to our executive officers, including our Chief Executive Officer and Chief Financial Officer, are based on the employment agreements (as later amended) we entered into with each of them. We believe our program is designed to align the interests of our named executive officers with those of our stockholders and to reward our named executive officers for the achievement of our near-term and longer-term financial and strategic goals.

The Board of Directors is asking our stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed in our proxy statement for the 2026 Annual Meeting pursuant to the rules of the Securities and Exchange Commission, including the compensation tables and any other related disclosure, is hereby APPROVED.

Though this proposal calls for a non-binding advisory vote, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required and Board Recommendation

The approval of this proposal requires the affirmative vote of at least a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.

The Board unanimously recommends that stockholders vote “FOR” approval, on an advisory basis, of the resolution approving the compensation of the Company’s named executive officers.

PROPOSAL 4: AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 2 or Proposal 3, one or more of our proxy holders may move to adjourn the Annual Meeting at that time in order to enable our Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize one or more of our proxy holders to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve Proposal 2 or Proposal 3. If our stockholders approve this proposal, one or more of our proxy holders can adjourn the Annual Meeting and any adjourned session of the Annual Meeting to allow for additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 2 or Proposal 3, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 4 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.

The Board unanimously recommends that stockholders vote “FOR” the approval to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2 or Proposal 3.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Notice of Annual Stockholder Meeting, our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the Annual Report) are available online at www.proxyvote.com.

A copy of our 2025 Annual Report on Form 10-K has been mailed concurrently with this proxy statement to stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to the Form 10-K. We will provide copies of these exhibits without cost upon request by eligible stockholders. Requests for copies of such exhibits should be mailed to NextPlat Corp, 400 Ansin Blvd., Suite A, Hallandale Beach, FL 33009 Attention: Corporate Secretary.

OTHER PROPOSED ACTION

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, or (2) direct your written request to NextPlat Corp, 400 Ansin Blvd., Suite A, Hallandale Beach, FL 33009, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written request to the address set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intends to present a proposal at our next annual meeting of stockholders (the “2027 Annual Meeting”) and who wishes the proposal to be included in the proxy statement and form of proxy for that meeting must submit the proposal in writing no later than the close of business on January 4, 2027, after which date such stockholder proposal will be considered untimely. Such proposal must be submitted to our executive offices located at 400 Ansin Blvd. Suite A, Hallandale Beach, FL 33009, Attn: Corporate Secretary.

In order for proposals of stockholders made outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) promulgated under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address before the close of business on March 17, 2027.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors

NEXTPLAT CORP

/s/ David Phipps
David Phipps
Chief Executive Officer and President

Hallandale Beach, Florida
April 30, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NXPL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96824-P53439 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NEXTPLAT CORP

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1a. Rodney Barreto, Chairman	☐	☐	☐
1b. Douglas Ellenoff, Vice-Chairman	☐	☐	☐
1c. Hector Delgado	☐	☐	☐
1d. David Phipps	☐	☐	☐
1e. Anthony Armas	☐	☐	☐
1f. Lauren Sturges Fernandez	☐	☐	☐

	For	Against	Abstain
2. To consider and vote upon a proposal to ratify the appointment of RBSM LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
3. To consider and vote upon a proposal to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement.	☐	☐	☐
4. To consider and vote upon a proposal to approve the adjournment of the Annual Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals in the event NextPlat does not receive the requisite stockholder vote to approve the proposals. This proposal is called the "NextPlat Adjournment Proposal."	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K are available at www.proxyvote.com.

V96825-P53439

NEXTPLAT CORP
ANNUAL MEETING OF STOCKHOLDERS
June 24, 2026,10:00 AM Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David Phipps, Amanda Ferrio and Robert Bedwell, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of NextPlat Corp Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 24, 2026 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side